UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Form 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 7, 2008
Waste Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25955 (Commission File Number)	01-0780204 (IRS Employer Identification No.)
1122 International Blvd., Suite 601, Burlington, Ontario, Canada L7L 6Z8
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (905) 319-1237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 8, 2008 Waste Services, Inc. refinanced its existing Credit Facilities with new Credit Facilities. The new Credit Facilities provide for a revolving credit facility of $139.6 million, of which $124.8 million is available in either the United States or Canada and C$16.3 million of which is available in Canada. The new Credit Facilities also provide for a term loan facility of $39.9 million in the United States and a term loan facility of C$132.2 million in Canada. The revolver commitments terminate on October 8, 2013 and the term loan facilities mature in specified quarterly installments beginning December 31, 2008 through October 8, 2013. The new Credit Facilities bear interest based upon a spread over base rate, Eurodollar loans or Bankers Acceptance loans, as defined, at the company’s option in the applicable lending jurisdiction. On a weighted average basis, the rate currently approximates 7.17%. The new Credit Facilities are secured by all the assets of the company and its domestic and foreign subsidiaries, and are fully guaranteed by these subsidiaries.
     As the company has refinanced its old Credit Facilities prior to their scheduled maturity, in the fourth quarter of 2008 the company will incur an additional interest charge relative to its unamortized debt issue costs of $2.5 million.
     A copy of the press release announcing the refinancing is furnished as Exhibit 99.1 to this Form 8-K, and a copy of the credit agreement is furnished as Exhibit 99.2 to this Form 8-K.
Section 3 — Securities and Trading Markets

Item 3.03	Material Modification to Rights of Security Holders.
     On October 7, 2008 Waste Services, Inc. issued a press release announcing it had successfully completed the consent solicitation relating to its 9 1/2% Senior Subordinated Notes due 2014. Consequently a supplemental indenture was executed implementing amendments that enable the company’s Canadian subsidiaries, upon becoming guarantors of the notes, to incur indebtedness to the same extent as other guarantors of the notes.
     A copy of the press release is furnished as Exhibit 20.1 to this Form 8-K, and copies of the supplemental indentures are furnished as Exhibits 4.1 and 4.2 to this Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Supplemental Indenture dated as of October 6, 2008 to the Notes Indenture among Waste Services, Inc., the Guarantors and Wells Fargo Bank, National Association, as Trustee.

4.2	Supplemental Indenture dated as of October 8, 2008 among Capital Environmental Holdings Company, Waste Services (CA) Inc., Ram-Pak Compaction Systems, Waste Services, Inc., the other Guarantors and Wells Fargo Bank, National Association, as Trustee.

20.1	October 7, 2008 Press Release.

99.1	October 8, 2008 Press Release.

99.2	Credit Agreement dated as of October 8, 2008 among Waste Services, Inc., Waste Services (CA), The Several Lenders from Time to Time Party Hererto, Barclays Capital and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Lead Bookrunners, Bank of America, N.A., as syndication agent, Bosic Inc., Suntrust Bank and The Bank of Nova Scotia, as Co-Documentation Agents, the Bank of Nova Scotia as Canadian Agent and Canadian Collateral Agent, and Barclays Bank PLC as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE SERVICES, INC.
By:	/s/ Ivan R. Cairns
Ivan R. Cairns
Executive Vice President and General Counsel

Date: October 10, 2008

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